Exhibit 99.1
Progress Software, 14 Oak Park Drive, Bedford, MA 01730 USA

Press Contacts:

John Stewart	Claire Rowberry
Progress Software Corporation	Lewis PR
(781) 280-4101	(617) 226-8841
jstewart@progress.com	progress@lewispr.com
PROGRESS SOFTWARE ANNOUNCES FOURTH QUARTER AND 2007 RESULTS:
GROWTH IN NEWER PRODUCT LINES AT 20%
BEDFORD, Mass., December 20, 2007 — Progress Software Corporation (NASDAQ: PRGS), a provider of leading application infrastructure software to develop, deploy, integrate and manage business applications, today announced results for its fourth quarter ended November 30, 2007. Revenue for the quarter was a record $137 million, up 12 percent (6 percent at constant currency) from $122 million in the fourth quarter of fiscal 2006. Software license revenue increased 9 percent (4 percent at constant currency) to $53.8 million from $49.4 million in the same quarter last year.
On a generally accepted accounting principles (GAAP) basis, operating income increased 66 percent to $15.8 million from $9.5 million in the fourth quarter of fiscal 2006. Net income increased 75 percent to $12.1 million from $6.9 million in the same quarter last year. Diluted earnings per share increased 69 percent to 27 cents from 16 cents in the fourth quarter of fiscal 2006.
On a non-GAAP basis, operating income increased 51 percent to $33.4 million from $22.1 million in the same quarter last year. Non-GAAP net income increased 55 percent to $23.9 million from $15.4 million in the same quarter last year and non-GAAP diluted earnings per share increased 54 percent to 54 cents per share from 35 cents in the fourth quarter of fiscal 2006.
The non-GAAP results in the fourth quarter of fiscal 2007 exclude after-tax charges of $3.7 million for stock-based compensation, $2.7 million for amortization of acquired intangibles, $5.1 million for impairment of goodwill and $0.3 million for professional services fees associated with the investigation and shareholder derivative lawsuits related to the company’s historical stock option grant practices. The non-GAAP results in the fourth quarter of fiscal 2006 exclude after-tax charges of $4.4 million for stock-based compensation, $2.8 million for amortization of acquired intangibles and $1.3 million for professional services fees associated with the investigation and shareholder derivative lawsuits related to the company’s historical stock option grant practices.
For the twelve months ended November 30, 2007, revenue increased 10 percent (5 percent at constant currency) to $494 million from $447 million in fiscal 2006. On a GAAP basis, operating income increased 40 percent to $57.2 million from $40.9 million in fiscal 2006. Net income increased 44 percent to $42.3 million from $29.4 million in fiscal 2006 and diluted earnings per share increased 41 percent to 96 cents from 68 cents in fiscal 2006.
On a non-GAAP basis, operating income increased 29 percent to $109 million from $85 million last year. Non-GAAP net income increased 31 percent to $77.4 million from $59.0 million last year and non-GAAP diluted earnings per share increased 29 percent to $1.76 from $1.36 in fiscal 2006.

Progress Software, 14 Oak Park Drive, Bedford, MA 01730 USA
The non-GAAP results in fiscal 2007 exclude after-tax charges of $16.6 million for stock-based compensation, $11.1 million for amortization of acquired intangibles, $5.1 million for impairment of goodwill and $2.3 million for professional services fees associated with the investigation and shareholder derivative lawsuits related to the company’s historical stock option grant practices.
The non-GAAP results in fiscal 2006 exclude after-tax charges of $16.3 million for stock-based compensation, $9.8 million for amortization of acquired intangibles, $1.3 million for certain other acquisition-related expenses and $2.2 million for professional services fees associated with the investigation and shareholder derivative lawsuits related to the company’s pre-2005 stock option grant practices.
The company’s cash and short-term investments at the end of the year totaled $340 million. The company purchased approximately 0.6 million shares at a cost of $18.5 million in the fourth quarter of fiscal 2007. The company’s existing repurchase authorization, under which approximately 9.4 million shares remain available for repurchase, expires on September 30, 2008.
“We achieved double-digit growth in revenue for the fourth quarter and for the full fiscal year. Combined revenue growth for our DataDirect and Enterprise Infrastructure product lines exceeded 20% for the quarter and the full fiscal year, while our OpenEdge product lines continued to perform as anticipated,” stated Joseph Alsop, co-founder and chief executive officer of Progress Software.
Highlights
•	Progress Software announced that CERN, the world’s largest physics laboratory and particle accelerator, was recognized by InfoWorld as one of the 100 most Innovative IT solutions for 2007 for its high-throughput, distributed messaging System using Progress® Sonic™ products. CERN is using Progress Sonic as a messaging backbone to monitor in real-time all of their equipment, providing them with extremely low latency message delivery with volumes of more than three million messages per day — all with zero message loss (http://www.progress.com/cern).

•	Progress extended its thought leadership in the SOA (service-oriented architecture) market during Q4, 2007, with the release of a new eBook entitled “SOA: Socially Oriented Architecture (http://www.progress.com/soaebook). Technical Opportunities, Social Challenges,” in which the CTO of the company’s Enterprise Infrastructure Division, Hub Vandervoort, urges enterprises to create federated communities among diverse SOA participants in order to be more responsive and closer to business needs. The eBook is available for free download at www.getsociallyarchitected.com

•	New York Mercantile Exchange (NYMEX), Inc., a subsidiary of NYMEX Holdings, Inc. (NYSE: NMX) and the world’s largest physical commodities future exchange, deployed the Progress SonicMQ® distributed enterprise messaging platform to accommodate a massive messaging increase resulting from the transition from floor trading to side-by-side electronic trading and the launch of the Dubai Mercantile Exchange. The implementation enables them to process more than 50,000 messages per second, a tenfold increase over their former implementation (http://www.progress.com/nymex).

•	Lockheed Martin selected Progress Actional® to manage an internal service oriented architecture (SOA) initiative within its Enterprise Information Services (EIS) unit. The

Progress Software, 14 Oak Park Drive, Bedford, MA 01730 USA
Actional web services and SOA management platform provides best-in-class monitoring, analysis, security and policy control, including system and process-level visibility, and policy enforcement across an SOA (http://www.progress.com/lockheed).

•	Independent Research Firm, Forrester Research, Inc., named Progress Actional as the #1 product for standalone SOA and Web Services Management Solutions in October. The report, “The Forrester Wave™: Standalone SOA and Web Services Management Solutions, Q4 2007”, recognizes Progress Actional as an especially good fit for buyers that need to quickly implement comprehensive SOA management (http://www.progress.com/forresterbrings).

•	A new version of the Progress EasyAsk® intelligent search, navigation and dynamic online merchandising software was shipped during Q3. EasyAsk software provides new ways for retailers to maximize their online conversion rates and helps them deliver the ultimate e-Commerce shopping experience (http://www.progress.com/easyask10).

•	The integration of the Progress Apama® algorithmic trading platform with the Accelor FXall® foreign exchange ECN (electronic communication network) was announced. This integration will enable fast and easy access to the Accelor platform, which combines an advanced technical architecture with comprehensive market data to meet the needs of the most demanding FX traders.

•	Broder Bros., Co. has standardized its IT operations on the Progress OpenEdge® platform for managing information and developing applications to consolidate warehousing and distribution facilities, and ensure business continuity. Leading wholesale distributor, Broder, increases online sales through websites developed on Progress technologies (http://www.progress.com/broder).

•	DataDirect Technologies announced the availability of the DataDirect Shadow version 7 product, which will include new features that reduce total-cost-of-ownership for mainframe service-oriented architectures (SOAs) while simultaneously simplifying the orchestration of mainframe Web services. As the first full-featured mainframe integration middleware to capitalize on the potential performance and economic value of the IBM specialty engines - the System z Application Assist Processor (zAAP) and System z9 Integration Information Processor (zIIP) — the DataDirect Shadow product version 7 will provide the added benefit of transferring Business Process Execution Language (BPEL) 2.0 workload to the unmeasured and speed unlimited environment of the zAAP specialty engine.

•	With the launch of the Progress Sonic Deployment Manager (SDM), Progress extends its lead in distributed SOA and enables widely distributed SOA deployments with centralized management enabling enterprises to streamline incremental SOA development and rollout of large-scale SOA deployments, while keeping costs low (http://www.progress.com/sdm).
Significant New Customer and Partner Wins, and Adoptions of New Progress Technologies and Major Deployments by Customers and Partners
The following companies represent significant new customer and partner wins, adoptions of new Progress technologies and major deployments by customer and partners during fiscal Q4, 2007: Achmea Group IT Services, ADP Brasil, ADP, Amigon, Argenta Spaarbank, Axalto International,

Progress Software, 14 Oak Park Drive, Bedford, MA 01730 USA
Andmevara, Barclay’s Global Investors, Baustoff, Billmatrix, BlueCrest , Capital Management, BNP Paribas, Boehringer Ingelheim Italia, Boekhandels Groep Nederland, Caiintelligent, Casa de Bolsa Finamex, Business Objects, Centric Healthcare Solutions, Ceridian, Clearpoint Business Resource, Comverse, Credit Suisse, CSC Holdings, Datasul, Delta Dental Plan of California, Disney WorldWide Services, E. Raiss, Epicor Software, Edge Trading Systems, Edinburgh Petroleum Services, EDS Operations Services, Empirix, Fidelity Investments, FXall, Filemaker, GBST Holdings, General Dynamics, Genworth Financial, Goldman Sachs, JB Were Service, Grampian Software Holdings, HDI Seguros, Homeserve, Hyperion, IBM, IBS OPENSystems, Immix Technology, Infor Global Solutions, Inc., Informa Europe, Informatica Corporation, Intris, Johnson Controls, Louis Capital FX, MBS Textbook, Mclane Data Systems, Melson Tumelero, Micron Technology, Middlesex Hospital, Mobius Management Systems, Morgan Stanley Dean Witter, MUFJ Securities, Natixis Securities, NCR, Netsuite, NeuStar, New York Stock Exchange, NHS Business Services, Northrop Grumman, Novell, OAD Groep, OneAmerica Financial Partner, Orchard Information Systems, Otto, Oracle, Planet Group, Polestar UK Print, Precision Computer Systems, Prima Solutions, PS(WA) Subscription Trust, QAD, Quicken Loans, Randstad HR & Salarisdienste, Real Asset Management, Rentokil, Result Group, RP Data, RSA Security, Sage Software Healthcare, Sallie Mae, Sandvine, SCI Aplicaciones de Negocio, Sedgwick CMS, Sherwin-Williams, Siemens Energy & Automation, Six Continents Hotels, Specsavers Optical Group, State Street Bank & Trust, Statistical Research Laboratory, Telefonos De Mexico, Tibco Software, Tyson Foods and Verizon Wireless.
Business Outlook
The company is providing the following guidance for the fiscal year ending November 30, 2008:
•	Revenue is expected to be in the range of $515 million to $525 million.

•	GAAP diluted earnings per share are expected to be in the range of $1.39 to $1.45.

•	On a non-GAAP basis, diluted earnings per share are expected to be in the range of $1.90 to $1.96.

•	The non-GAAP projections exclude after-tax charges of approximately $13 million (29 cents per share) for stock-based compensation and approximately $10 million (22 cents per share) for amortization of acquired intangibles.
The company is providing the following guidance for the first fiscal quarter ending February 28, 2008:
•	Revenue is expected to be in the range of $120 million to $122 million.

•	GAAP diluted earnings per share are expected to be in the range of 26 cents to 28 cents.

•	On a non-GAAP basis, diluted earnings per share are expected to be in the range of 40 cents to 42 cents.

•	The non-GAAP projections exclude after-tax charges of approximately $3.5 million (eight cents per share) for stock-based compensation and $2.7 million (six cents per share) for amortization of acquired intangibles.

Progress Software, 14 Oak Park Drive, Bedford, MA 01730 USA
Legal Notice Regarding Non-GAAP Financial Information
The company provides non-GAAP operating income, net income and earnings per share as additional information for investors. These measures are not in accordance with, or an alternative to, generally accepted accounting principles in the United States (GAAP). Such measures are intended to supplement GAAP and may be different from non-GAAP measures used by other companies. The company believes that the non-GAAP results described in this release are useful for an understanding of its ongoing operations and provide additional detail and an alternative method of assessing its operating results. Management of the company uses these non-GAAP results to compare the company’s performance to that of prior periods for analysis of trends and for budget and planning purposes. A reconciliation of non-GAAP adjustments to the company’s GAAP financial results is included in the tables below.
Conference Call
The Progress Software conference call to discuss its fourth quarter and year end results will be Webcast live today at 9:00 a.m. Eastern Daylight Time on the company’s Web site, located at www.progress.com/investors. The call will also be Webcast live via Yahoo (www.yahoo.com), Motley Fool (www.fool.com), Streetevents (www.streetevents.com), TD Waterhouse (www.tdwaterhouse.com) and Fidelity.com (www.fidelity.com). An archived version of the conference call will be available for replay on the Progress website (www.progress.com) under the investor relations page.
Progress Software Corporation
Progress Software Corporation (NASDAQ: PRGS) provides application infrastructure software for the development, deployment, integration and management of business applications. Our goal is to maximize the benefits of information technology while minimizing its complexity and total cost of ownership. Progress can be reached at www.progress.com or +1-781-280-4000.
Safe Harbor Statement
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including but not limited to the following: the receipt and shipment of new orders, the timely release of enhancements to the company’s products, the growth rates of certain market segments, the positioning of the company’s products in those market segments, variations in the demand for professional services and technical support, pricing pressures and the competitive environment in the software industry, business and consumer use of the Internet, and the company’s ability to penetrate international markets and manage its international operations; unanticipated consequences of the restatement completed in December 2006; risks associated with the SEC’s formal investigation of the company’s option-grant practices and pending shareholder litigation relating to such practices; the risk that the company will face additional claims and proceedings in connection with those stock option grant practices, including additional shareholder litigation and additional proceedings by the other governmental agencies; and the financial impact of the foregoing, including potentially significant litigation defense costs and claims for indemnification and advancement of expenses by directors, officers and others. The company undertakes no obligation to update information contained in this release. For further information

Progress Software, 14 Oak Park Drive, Bedford, MA 01730 USA
regarding risks and uncertainties associated with the company’s business, please refer to the company’s filings with the Securities and Exchange Commission.
Actional, Apama, DataDirect, EasyAsk, OpenEdge, Sonic, SonicMQ, Progress, Shadow, DataDirect XML Converters, and DataDirect XQuery are trademarks or registered trademarks of Progress Software Corporation or one of its subsidiaries or affiliates in the U.S. and other countries. Any other trademarks or service marks contained herein are the property of their respective owners
END

Progress Software Corporation
GAAP Condensed Consolidated Statements of Income

	Three Months Ended
	November 30,	November 30,	Percent
(In thousands except per share data)	2007	2006	Change

Revenue:
Software licenses	$53,785	$49,412	9%
Maintenance and services	83,040	72,782	14%

Total revenue	136,825	122,194	12%

Costs of revenue:
Cost of software licenses	2,389	1,380	73%
Cost of maintenance and services	18,566	16,796	11%
Amortization of purchased technology	2,612	2,378	10%

Total costs of revenue	23,567	20,554	15%

Gross profit	113,258	101,640	11%

Operating expenses:
Sales and marketing	53,402	54,050	(1)%
Product development	19,332	19,708	(2)%
General and administrative	15,022	16,358	(8)%
Amortization of other acquired intangibles	1,557	2,030	(23)%
Impairment of goodwill	8,174	—
Acquisition-related expenses	—	15

Total operating expenses	97,487	92,161	6%

Income from operations	15,771	9,479	66%
Other income, net	2,850	1,757	62%

Income before provision for income taxes	18,621	11,236	66%
Provision for income taxes	6,517	4,332	50%

Net income	$12,104	$6,904	75%

Earnings per share:
Basic	$0.29	$0.17	71%
Diluted	$0.27	$0.16	69%

Weighted average shares outstanding:
Basic	42,258	41,207	3%
Diluted	44,544	43,643	2%

	Twelve Months Ended
	November 30,	November 30,	Percent
	2007	2006	Change

Revenue:
Software licenses	$187,080	$175,845	6%
Maintenance and services	306,420	271,218	13%

Total revenue	493,500	447,063	10%

Costs of revenue:
Cost of software licenses	8,050	7,441	8%
Cost of maintenance and services	68,614	61,196	12%
Amortization of purchased technology	10,092	8,150	24%

Total costs of revenue	86,756	76,787	13%

Gross profit	406,744	370,276	10%

Operating expenses:
Sales and marketing	191,436	186,286	3%
Product development	80,345	77,269	4%
General and administrative	62,270	56,571	10%
Amortization of other acquired intangibles	7,303	7,358	(1)%
Impairment of goodwill	8,174	—
Acquisition-related expenses	—	1,849

Total operating expenses	349,528	329,333	6%

Income from operations	57,216	40,943	40%
Other income, net	7,831	4,640	69%

Income before provision for income taxes	65,047	45,583	43%
Provision for income taxes	22,767	16,182	41%

Net income	$42,280	$29,401	44%

Earnings per share:
Basic	$1.02	$0.72	42%
Diluted	$0.96	$0.68	41%

Weighted average shares outstanding:
Basic	41,554	40,976	1%
Diluted	43,943	43,269	2%

Progress Software Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures

	Three Months Ended November 30, 2007			Three Months Ended November 30, 2006
	As			As			Percent
(In thousands except per share data)	Reported	Adjustments	Non-GAAP	Reported	Adjustments	Non-GAAP	Change

Total revenue	$136,825	$—	$136,825	$122,194	$—	$122,194	12%

Income from operations	$15,771	$17,665	$33,436	$9,479	$12,629	$22,108	51%
Amortization of acquired intangibles	(4,169)	4,169	—	(4,408)	4,408	—
Impairment of goodwill	(8,174)	8,174	—	—	—	—
Acquisition-related expenses	—	—	—	(15)	15	—
Stock option investigation (1)	(396)	396	—	(2,012)	2,012	—
Stock-based compensation (2)	(4,926)	4,926	—	(6,194)	6,194	—

Operating margin percentage	11.5%		24.4%	7.8%		18.1%

Other income, net	$2,850	$—	$2,850	$1,757	$—	$1,757	62%

Effect on provision for income taxes from above adjustments (3)	$6,517	$5,820	$12,337	$4,332	$4,103	$8,435	46%

Net income	$12,104	$11,845	$23,949	$6,904	$8,526	$15,430	55%

Earnings per share — diluted	$0.27		$0.54	$0.16		$0.35	54%

Weighted average shares outstanding — diluted	44,544		44,544	43,643		43,643	2%

	Twelve Months Ended November 30, 2007			Twelve Months Ended November 30, 2006
	As			As			Percent
	Reported	Adjustments	Non-GAAP	Reported	Adjustments	Non-GAAP	Change

Total revenue	$493,500	—	$493,500	$447,063	—	$447,063	10%

Income from operations	$57,216	$52,231	$109,447	$40,943	$43,741	$84,684	29%
Amortization of acquired intangibles	(17,395)	17,395	—	(15,508)	15,508	—
Impairment of goodwill	(8,174)	8,174	—	—	—	—
Acquisition-related expenses	—	—	—	(1,849)	1,849	—
Stock option investigation (1)	(3,729)	3,729	—	(3,316)	3,316	—
Stock-based compensation (2)	(22,933)	22,933	—	(23,068)	23,068	—

Operating margin percentage	11.6%		22.2%	9.2%		18.9%

Other income, net	$7,831	$—	$7,831	$4,640	$—	$4,640	69%

Effect on provision for income taxes from above adjustments (3)	$22,767	$17,108	$39,875	$16,182	$14,176	$30,358	31%

Net income	$42,280	$35,123	$77,403	$29,401	$29,565	$58,966	31%

Earnings per share — diluted	$0.96		$1.76	$0.68		$1.36	29%

Weighted average shares outstanding — diluted	43,943		43,943	43,269		43,269	2%

(1)	Stock option investigation expenses are included within general and administrative expenses and primarily represent professional services fees associated with the company’s investigation and shareholder derivative lawsuits related to its historical stock option grant practices.

(2)	Stock-based compensation expense is included in the following GAAP operating expenses:

	Three Months Ended November 30, 2007			Three Months Ended November 30, 2006
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP

Cost of software licenses	$31	$(31)	$—	38	$(38)	$—
Cost of maintenance and services	368	(368)	—	441	(441)	—
Sales and marketing	1,973	(1,973)	—	2,281	(2,281)	—
Product development	1,267	(1,267)	—	1,422	(1,422)	—
General and administrative	1,287	(1,287)	—	2,012	(2,012)	—

	$4,926	$(4,926)	$—	$6,194	$(6,194)	$—

	Twelve Months Ended November 30, 2007			Twelve Months Ended November 30, 2006
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP

Cost of software licenses	$129	$(129)	$—	$148	$(148)	$—
Cost of maintenance and services	1,522	(1,522)	—	1,692	(1,692)	—
Sales and marketing	7,997	(7,997)	—	8,560	(8,560)	—
Product development	5,093	(5,093)	—	5,281	(5,281)	—
General and administrative	8,192	(8,192)	—	7,387	(7,387)	—

	$22,933	$(22,933)	$—	$23,068	$(23,068)	$—

Amounts primarily represent the fair value of equity awards under SFAS 123R. Stock-base compensation expense in the twelve months ended November 30, 2007 and for the three and twelve months ended November 30, 2006, also includes the cash settlement of equity awards to former employees for options that were cancelled or expired during the suspension of the issuance of shares under the company’s option plans, reimbursements for excise taxes resulting from the exercise of below market options in fiscal 2006 and 2007 and the incremental fair value associated with option awards and make-whole payments to outside board members of the Compensation Committee for options that were cancelled in fiscal 2007.

(3)	The Non-GAAP provision for taxes was calculated reflecting an effective rate of 34% for the three and twelve months ended November 30, 2007 and an effective rate of 35% and 34% for the three and twelve months ended November 30, 2006, respectively.

Progress Software Corporation
Condensed Consolidated Balance Sheets

	November 30,	November 30,
(In thousands)	2007	2006

Assets
Cash and short-term investments	$339,525	$241,315
Accounts receivable, net	93,998	82,762
Other current assets	30,900	36,062

Total current assets	464,423	360,139

Property and equipment, net	64,949	57,585
Goodwill and intangible assets, net	208,988	232,927
Other assets	23,468	19,588

Total	$761,828	$670,239

Liabilities and shareholders’ equity
Accounts payable and other current liabilities	$92,983	$93,195
Short-term deferred revenue	135,487	120,974

Total current liabilities	228,470	214,169

Long-term deferred revenue	11,200	6,355
Other liabilities	4,284	5,151
Shareholders’ equity:
Common stock and additional paid-in capital	240,647	197,748
Retained earnings	277,227	246,816

Total shareholders’ equity	517,874	444,564

Total	$761,828	$670,239

Condensed Consolidated Statements of Cash Flows

	Twelve Months Ended November 30,
(In thousands except per share data)	2007	2006

Cash flows from operations:
Net income	$42,280	$29,401
Depreciation, amortization and other noncash items	59,158	48,081
Other changes in operating assets and liabilities	2,569	(9,567)

Net cash flows from operations	104,007	67,915
Capital expenditures	(18,309)	(21,738)
Acquisitions, net of cash acquired	—	(79,288)
Share issuances (repurchases), net	4,468	17
Other	8,044	7,989

Net change in cash and short-term investments	98,210	(25,105)
Cash and short-term investments, beginning of period	241,315	266,420

Cash and short-term investments, end of period	$339,525	$241,315